UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2005
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 - Entry Into a Material Definitive Agreement and Item 3.03 - Material Modification to Rights of Security Holders

On June 17, 2005, Caterpillar Inc. executed a Fourth Amended and Restated version of its Shareholder Rights Plan with Mellon Investor Services LLC. The modified agreement calls for the final termination date of the Shareholder Rights Plan to be moved up from December 11, 2006 to June 30, 2005, terminating the Shareholder Rights Plan approximately 17 months earlier than the original agreement and subsequent amendments had specified.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits:
	4	Fourth Amended and Restated Rights Agreement dated as of June 17, 2005, between Caterpillar Inc. and Mellon Investor Services LLC.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

June 17, 2005	By:	/s/James B. Buda

James B. Buda
Vice President